Exhibit 10.5

Short-Term Incentive Plan of Carlyle Taylor

2011 STI Goals

Name: Carlyle Taylor	Job Title: President – Radiant Computer Products

Effective Dates of Plan: 1/1/11 – 12/31/11	Business Unit: Radiant Computer Products

STI Potential: 85% of Base Salary	Manager: John Heyman

Goals:

Goal Description	Weight	Payout Timing	Budget (show qtrly if applicable)	Target (show qtrly if applicable)	Comments
Company Adjusted Operating Income – 67% paid at Budget	67%	Annual	Q1 = N/A	Q1 = N/A
			Q2 = N/A	Q2 = N/A
			Q3 = N/A	Q3 = N/A
			Q4 = N/A	Q4 = N/A
			Annual = [xxxxxx]*	Annual = [xxxxxx]*

Hardware + Field Services + Installations GP – 33% paid at Budget. This portion of bonus is only paid out if the Adjusted Operating Income budget is achieved.	33%	Annual	Q1 = N/A	Q1 = N/A
			Q2 = N/A	Q2 = N/A
			Q3 = N/A	Q3 = N/A
			Q4 = N/A	Q4 = N/A
			Annual = [xxxxxx]*	Annual = N/A

*	Filed under an application for confidential treatment.